     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 15, 1999.

                                                      REGISTRATION NO. 333-76401
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                        PACIFIC COMMUNITY BANKING GROUP
               (Exact name of registrant as specified in charter)

             CALIFORNIA                               6712                               33-0778067
  (State or other jurisdiction of         (Primary Standard Industrial       (IRS Employer Identification No.)
   incorporation or organization)         Classification Code Number)

                           --------------------------

                       23332 MILL CREEK DRIVE, SUITE 230
                         LAGUNA HILLS, CALIFORNIA 92653
                                 (949) 460-4540
  (Address, including zip code, and telephone number, including area code, or registrant's principal executive offices)

                           --------------------------

                                E. LYNN CASWELL
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                        PACIFIC COMMUNITY BANKING GROUP
                       23332 MILL CREEK DRIVE, SUITE 230
                         LAGUNA HILLS, CALIFORNIA 92653
                                 (949) 460-4540
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                           --------------------------

                                With copies to:

     HENRY M. FIELDS, ESQ.             LOREN P. HANSEN, ESQ.             GARY S. FINDLEY, ESQ.
    ELLEN R. MARSHALL, ESQ.               KNECHT & HANSEN                 GARY STEVEN FINDLEY
    CHARLES S. KAUFMAN, ESQ.        1301 DOVE STREET, SUITE 900               & ASSOCIATES
    MORRISON & FOERSTER LLP           NEWPORT BEACH, CA 92660             1470 N. HUNDLEY ST.
     555 WEST FIFTH STREET                 (949) 851-8070                  ANAHEIM, CA 92806
   LOS ANGELES, CA 90013-1024                                                (714) 630-7136
         (213) 892-5200

     HENRY M. FIELDS, ESQ.             MARK E. ALDRICH, ESQ.
    CHARLES S. KAUFMAN, ESQ.           18200 VON KARMAN AVE.,
    MORRISON & FOERSTER LLP                   SU. 730
     555 WEST FIFTH STREET             IRVINE, CA 92623-1029
   LOS ANGELES, CA 90013-1024              (949) 474-1944
         (213) 892-5200

    ELLEN R. MARSHALL, ESQ.          ALDRICH & BONNEFIN, P.L.C.

          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC:
    As soon as practicable following the effective time of this registration statement and the satisfaction or waiver of all other conditions to the acquisitions described in the enclosed proxy statement/prospectus.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ______

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ______

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

                        CALCULATION OF REGISTRATION FEE

                                                                         PROPOSED MAXIMUM    PROPOSED MAXIMUM       AMOUNT OF
                                                                        OFFERING PRICE PER  AGGREGATE OFFERING     REGISTRATION
            TITLE OF EACH CLASS                        AMOUNT                SHARE(3)            PRICE(3)             FEE(3)
Common Stock, no par value..................    5,264,913 shares(1)(2)        $5.72            $30,111,892         $8,371.09(5)
Ten-Year Warrants...........................        1,307,000 warrants        $0 (4)              $0 (4)              $0 (4)

(1) Represents the estimated maximum number of shares of Pacific Community Banking Group common stock that may be issued upon consummation of the acquisition of The Bank of Hemet and Valley Bank as wholly owned subsidiaries of Pacific Community Banking Group.

(2) Includes 1,307,913 shares of common stock underlying warrants.

(3) Estimated solely for the purposes of calculating the registration fee and calculated pursuant to Rule 457(f)(2).

(4) Pacific Community Bank Group has calculated the registration fee based on the total book value of the securities received without allocating the consideration between shares and warrants offered.

(5) Previously paid with the initial filing on April 16, 1999.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Article V of the Registrant's Articles of Incorporation provides that the liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law. Article VI of the Registrant's Articles of Incorporation provides that the corporation is authorized to provide for the indemnification of agents (as defined in Section 317 of the California General Corporation Law) of the corporation in excess of that expressly permitted by such Section 317 for breach of duty to the corporation and its shareholders to the fullest extent permissible under California law.

    Article III of the Registrant's Bylaws provides, in pertinent part, that each person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another foreign or domestic corporation or other entity, shall be indemnified by the Registrant to the full extent permitted by the General Corporation Law of the State of California or any other applicable laws. Article III also authorizes the registrant to enter into one or more agreements with any person which provides for indemnification greater or different than that provided for in that Article.

    The Registrant has entered into an indemnification agreement with its Chairman and Chief Executive Officer on the forms incorporated by reference as
Exhibit 10.1 to this Registration Statement.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a) Exhibits.


EXHIBIT
NUMBER DESCRIPTION
------ --------------------------------------------------------------------------
  2.1* First Restatement of Agreement and Plan of Reorganization by and between
         Registrant and The Bank of Hemet dated January 5, 1999.

  2.2* First Amendment to First Restatement of Agreement and Plan of
         Reorganization by and between Registrant and The Bank of Hemet dated
         March 24, 1999.

  2.3* Second Amendment to First Restatement of Agreement and Plan of
         Reorganization by and between Registrant and The Bank of Hemet dated
         April 2, 1999.

  2.4* First Restatement of Agreement and Plan of Reorganization by and between Registrant and Valley Bank dated as of January 5, 1999.

  2.5* First Amendment to First Restatement of Agreement and Plan of
         Reorganization by and between Registrant and Valley Bank dated March 4,
         1999.

  2.6* Second Amendment to First Restatement of Agreement and Plan of
         Reorganization by and between Registrant and Valley Bank dated April 12,
         1999.

  3.1* Articles of Incorporation of Registrant.

  3.2* Certificate of Amendment of Articles of Incorporation of Registrant

  3.3* Restated Bylaws of Registrant.

  3.4* Certificate of Determination.

  4.1* Specimen Stock Certificate.

  4.2* Form of Warrant to Purchase Stock of Pacific Community Banking Group

  5.1* Opinion of Morrison & Foerster LLP.

EXHIBIT
NUMBER DESCRIPTION
------ --------------------------------------------------------------------------
  8.1* Tax Opinion of Arthur Andersen LLP.

 10.1* Form of Indemnification Agreement.

 10.2* Employment Agreement between Registrant and E. Lynn Caswell.

 10.3* Agreement between Registrant and Harold R. Williams, Jr.

 10.4* Registrant's 1999 Stock Option Plan.

 10.5* Shareholder Agreement.

 10.6* Form of Warrant Purchase Agreement.

 10.7* Form of Non-competition and Consulting Agreements.

 10.8* Form of Continuation Agreement between The Bank of Hemet and certain executives (Jaqua, McDonough) dated March 22, 1995, as amended.

 10.9* Head Office Lease, 1600 E. Florida Avenue, Hemet, California.

 10.10* Form of Executive Employment Agreement dated September 26, 1996 between
         Valley Bank and each of Marvin Lentini, Mark Nugent, Bonnie Parrott and
         Dianna Williams.

 10.11* Executive Employment Agreement dated September 26, 1996, as amended
         October 30, 1997, between Valley Bank and N. Douglas Mills.

 10.12* Executive Salary Continuation Agreement, dated October 19, 1995, as amended October 30, 1997, between Valley Bank and N. Douglas Mills.

 10.13* Second Amendment to Employment Agreement between Valley Bank and N.
         Douglas Mills.

 10.14* Form of The Bank of Hemet Proxy.

 10.15* Form of Valley Bank Proxy.

 10.16* Fairness Opinion of Baxter Fentriss & Company with reference to The Bank of Hemet-- Appendix B of The Bank of Hemet proxy statement/prospectus incorporated by reference.

 10.17* Fairness Opinion of Baxter Fentriss & Company with reference to Valley
         Bank-- Appendix B of Valley Bank proxy statement/prospectus incorporated by reference.

 10.18* Consulting Agreement between The Bank of Hemet and James B. Jaqua.

 10.19* Noncompetition Agreement between The Bank of Hemet and James B. Jaqua.

 10.20* Amendment No. 3 to Executive Salary Continuation Agreement.

 23.1* Consent of Morrison & Foerster LLP (included in their opinion filed as
         Exhibit 5.1).

 23.2* Consent of Arthur Andersen, LLP for Financial Statements.

 23.3* Consent of McGladrey Pullen LLP for Valley Bank Financial Statements.

 24.1* Power of Attorney. (Please refer to p. II-4 of Registration Statement S-4 filed April 16, 1999)

 27.1* Financial Data Schedule for the year ended December 31, 1998.

 99.1* Consent of James Jaqua

 99.2* Consent of N. Douglas Mills

 99.3* Consent of Marion V. Ashley

 99.4* Consent of Harold R. Williams, Jr.

EXHIBIT
NUMBER DESCRIPTION
------ --------------------------------------------------------------------------
 99.5* Consent of John J. McDonough

 99.6* Consent of Clayton A. Record

 99.7* Consent of E. Kenneth Hyatt

 99.8* Consent of Jack E. Gosch

 99.9* Consent of Baxter Fentriss and Company

 99.10 Form of Transmittal Letter for Surrender and Exchange of Shares by The
         Bank of Hemet Shareholders.

 99.11 Form of Transmittal Letter for Surrender and Exchange of Shares by Valley
         Bank Shareholders.

 99.12* Letter to Brokers, Dealers, Commercial Bankers, Trust Companies and other nominees (for The Bank of Hemet)

 99.13* Letter to Brokers, Dealers, Commercial Bankers, Trust Companies and other nominees (for Valley Bank)

 99.14 Form of Transmittal Letter for Cancellation of The Bank of Hemet Options in Exchange for Shares and Warrants of Pacific Community Banking Group

 99.15 Form of Transmittal Letter for Cancellation of Valley Bank Options in
         Exchange for Shares and Warrants of Pacific Community Banking Group

 99.16 Follow-Up Letter to Shareholders of The Bank of Hemet

 99.17 Follow-Up Letter to Shareholders of Valley Bank


------------------------

*   Filed previously.

(b) Financial Statement Schedules

    No schedules are included because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

ITEM 22.  UNDERTAKINGS

    (a) The undersigned registrant hereby undertakes:

    1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b)(1)The undersigned registrant hereby undertakes as follows: That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

    (2) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (h)(1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415 (Section 230.415 of this chapter), will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officer and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, Pacific Community Banking Group has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the joint proxy statement/prospectus pursuant to Item 4 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

    (e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment No 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Laguna Hills, County of Orange, State of California, on July 15, 1999.


                                PACIFIC COMMUNITY BANKING GROUP

                                By:  /s/ E. LYNN CASWELL
                                     -----------------------------------------
                                     Chairman of the Board, Chief Executive
                                     Officer and Chief Financial Officer


    Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated, on July 15, 1999.


          SIGNATURE                       TITLE

                                E. Lynn Caswell, Chairman
     /s/ E. LYNN CASWELL          of the Board of
------------------------------    Directors, Chief
       E. Lynn Caswell            Executive Officer and
                                  Chief Financial Officer

       MITCHELL ALLEN*
------------------------------  Mitchell Allen, Director
        Mitchell Allen

       ALFRED JANNARD*
------------------------------  Alfred Jannard, Director
        Alfred Jannard

        CARLOS SAENZ*
------------------------------  Carlos Saenz, Director
         Carlos Saenz

       HENRY SCHIELEIN*
------------------------------  Henry Schielein, Director
       Henry Schielein

*By:     /s/ E. LYNN CASWELL
      -------------------------
           E. Lynn Caswell
          ATTORNEY-IN-FACT

                                 EXHIBIT INDEX


  EXHIBIT
  NUMBER     DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------------
      2.1*   First Restatement of Agreement and Plan of Reorganization by and between Registrant and The Bank of
               Hemet dated January 5, 1999.

      2.2*   First Amendment to First Restatement of Agreement and Plan of Reorganization by and between Registrant and The Bank of Hemet dated March 24, 1999.

      2.3*   Second Amendment to First Restatement of Agreement and Plan of Reorganization by and between Registrant and The Bank of Hemet dated April 2, 1999.

      2.4*   First Restatement of Agreement and Plan of Reorganization by and between Registrant and Valley Bank dated as of January 5, 1999.

      2.5*   First Amendment to First Restatement of Agreement and Plan of Reorganization by and between Registrant and Valley Bank dated March 4, 1999.

      2.6*   Second Amendment to First Restatement of Agreement and Plan of Reorganization by and between Registrant and Valley Bank dated April 13, 1999.

      3.1*   Articles of Incorporation of Registrant.

      3.2*   Certificate of Amendment of Articles of Incorporation.

      3.3*   Restated Bylaws of Registrant.

      3.4*   Certificate of Determination.

      4.1*   Specimen Stock Certificate.

      4.2*   Form of Warrant to Purchase Stock of Pacific Community Banking group.

      5.1*   Opinion of Morrison & Foerster LLP.

      8.1*   Tax Opinion of Arthur Andersen LLP.

     10.1*   Form of Indemnification Agreement.

     10.2*   Employment Agreement between Registrant and E. Lynn Caswell.

     10.3*   Agreement between Registrant and Harold R. Williams, Jr.

     10.4*   Registrant's 1999 Stock Option Plan.

     10.5*   Shareholder Agreement.

     10.6*   Form of Warrant Purchase Agreement.

     10.7*   Form of Non-competition and Consulting Agreements.

     10.8*   Form of Continuation Agreement between The Bank of Hemet and certain executives (Jaqua, McDonough) dated
               March 22, 1995, as amended.

     10.9*   Head Office Lease, 1600 E. Florida Avenue, Hemet, California.

     10.10*  Form of Executive Employment Agreement dated September 26, 1996 between Valley Bank and each of Marvin
               Lentini, Mark Nugent, Bonnie Parrott and Dianna Williams.

     10.11*  Executive Employment Agreement dated September 26, 1996, as amended October 30, 1997, between Valley
               Bank and N. Douglas Mills.

     10.12*  Executive Salary Continuation Agreement, dated October 19, 1995, as amended October 30, 1997, between
               Valley Bank and N. Douglas Mills.

     10.13*  Second Amendment to Employment Agreement between Valley Bank and N. Douglas Mills.

     10.14*  Form of The Bank of Hemet Proxy.

     10.15*  Form of Valley Bank Proxy.

  EXHIBIT
  NUMBER     DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------------
     10.16*  Fairness Opinion of Baxter Fentriss & Company with reference to The Bank of Hemet-- Appendix B of The
               Bank of Hemet proxy statement/prospectus incorporated by reference.

     10.17*  Fairness Opinion of Baxter Fentriss & Company with reference to Valley Bank--Appendix B of Valley Bank proxy statement/prospectus incorporated by reference.

     10.18*  Consulting Agreement between The Bank of Hemet and James B. Jaqua.

     10.19*  Noncompetition Agreement between The Bank of Hemet and James B. Jaqua.

     10.20*  Amendment No. 3 to Executive Salary Continuation Agreement.

     23.1*   Consent of Morrison & Foerster LLP (included in their opinion filed as Exhibit 5.1).

     23.2*   Consent of Arthur Andersen, LLP for Financial Statements.

     23.3*   Consent of McGladrey Pullen LLP for Valley Bank Financial Statements.

     24.1*   Power of Attorney. (Please refer to p. II-4 of Registration Statement S-4 filed April 16, 1999)

     27.1*   Financial Data Schedule for the year ended December 31, 1998.

     99.1*   Consent of James Jaqua

     99.2*   Consent of N. Douglas Mills

     99.3*   Consent of Marion V. Ashley

     99.4*   Consent of Harold R. Williams, Jr.

     99.5*   Consent of John J. McDonough

     99.6*   Consent of Clayton A. Record

     99.7*   Consent of E. Kenneth Hyatt

     99.8*   Consent of Jack E. Gosch

     99.9*   Consent of Baxter Fentriss and Company

     99.10   Form of Transmittal Letter for Surrender and Exchange of Shares by The Bank of Hemet Shareholders.

     99.11   Form of Transmittal Letter for Surrender and Exchange of Shares by Valley Bank Shareholders.

     99.12*  Letter to Brokers, Dealers, Commercial Bankers, Trust Companies and other nominees (for The Bank of
               Hemet)

     99.13*  Letter to Brokers, Dealers, Commercial Bankers, Trust Companies and other nominees (for Valley Bank)

     99.14   Form of Transmittal Letter for Cancellation of The Bank of Hemet Options in Exchange for Shares and
               Warrants of Pacific Community Banking Group

     99.15   Form of Transmittal Letter for Cancellation of Valley Bank Options in Exchange for Shares and Warrants
               of Pacific Community Banking Group

     99.16   Follow-Up Letter to Shareholders of The Bank of Hemet

     99.17   Follow-Up Letter to Shareholders of Valley Bank


------------------------

*   Filed previously.